Exhibit 99.1

Mindspeed Reports Fiscal Fourth Quarter 2010 Results

Delivers Record Product Revenue and Earnings

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--November 1, 2010--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal fourth quarter of 2010, which ended on October 1, 2010.

Fiscal Fourth Quarter 2010 Financial Highlights:

  Total Revenue: $57.6 million, including patent sales of $12.8 million; excluding patent sales, product revenue was $44.8 million, up 3.6 percent from the prior fiscal quarter.
  Non-GAAP Gross Margin: 71.4 percent; excluding patent sales, non-GAAP gross margin was 64.0 percent; GAAP Gross Margin: 71.3 percent.
  Non-GAAP Diluted Earnings per Share: $0.46; excluding patent sales, non-GAAP diluted earnings per share was $0.19; GAAP Diluted Earnings per Share: $0.38.
  Generated approximately $9.6 million of cash; the company ended the fiscal fourth quarter of 2010 with cash totaling $43.7 million.

Revenues for the fiscal fourth quarter of 2010 were $57.6 million. Excluding patent sales of $12.8 million, product revenues were $44.8 million and increased sequentially by 3.6 percent from product revenues of $43.3 million in the prior fiscal quarter and increased year-over-year by 29 percent from revenues of $34.7 million in the fiscal fourth quarter of 2009.

Product revenues from communications convergence processing solutions, formerly known as multiservice access, contributed 43 percent of fiscal fourth quarter of 2010 product revenues and increased 6 percent sequentially from the prior fiscal quarter. Product revenues from high-performance analog products increased 4 percent sequentially from the prior fiscal quarter and represented 33 percent of product revenues. Wide area networking communications product revenues contributed the remaining 24 percent of fiscal fourth quarter of 2010 product revenues and decreased 1 percent sequentially from the prior fiscal quarter.

The company’s non-GAAP gross margin for the fiscal fourth quarter of 2010 was $41.1 million, including the net effect of patent sales of $12.4 million. Excluding the net effect of patent sales, non-GAAP gross margin was $28.7 million, or 64.0 percent of revenues. This is compared to the company’s non-GAAP gross margin of $27.8 million, or 64.3 percent of revenues, for the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal fourth quarter of 2010 was $41.1 million, compared to $27.8 million in the prior fiscal quarter.

Total non-GAAP operating expenses for the fiscal fourth quarter of 2010 were $24.1 million, including $2.3 million of operating expenses associated with patent sales. Excluding operating expenses associated with patent sales, non-GAAP operating expenses were $21.8 million, up $0.3 million sequentially from $21.5 million in the prior fiscal quarter. Total GAAP operating expenses for the fiscal fourth quarter of 2010 were $27.1 million, compared to $22.7 million in the prior fiscal quarter.

Non-GAAP operating income for the fiscal fourth quarter of 2010 was $17.0 million, including $10.1 million of net effect from patent sales. Excluding patent sales and associated expenses, non-GAAP operating income was $6.9 million, compared to non-GAAP operating income of $6.3 million for the prior fiscal quarter. On a GAAP basis, operating income for the fiscal fourth quarter of 2010 was $14.0 million, compared to $5.0 million in the prior fiscal quarter.

Non-GAAP other income and expenses and the provision for income taxes for the fiscal fourth quarter of 2010 totaled a net expense of approximately $0.6 million, including $0.2 million for the provision for income taxes, which consisted primarily of income tax related to income from patent sales.

The company’s non-GAAP net income for the fiscal fourth quarter of 2010 was $16.4 million, or $0.46 per share, including $10.0 million of net effect from patent sales. Excluding patent sales and associated expenses, non-GAAP net income was $6.4 million, or $0.19 per share, compared to non-GAAP net income for the prior fiscal quarter of $6.2 million, or $0.18 per share. Presented on a GAAP basis, the company’s net income was $13.2 million, or $0.38 per share, compared to $4.9 million, or $0.15 per share, in the prior fiscal quarter. All GAAP net income and earnings per share results include stock-based compensation and related payroll costs, asset impairment charges and special charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

In the fiscal fourth quarter of 2010, the company generated approximately $9.6 million of cash. The company ended the quarter with cash totaling $43.7 million, up from $34.1 million at the end of the prior fiscal quarter.

Commentary

“The fiscal fourth quarter was another great quarter of execution for Mindspeed. It marked the sixth quarter of sequential revenue growth and concluded a fiscal year for Mindspeed in which we grew product revenue 36 percent and delivered record profitability. Looking forward to fiscal 2011, we expect to continue expanding our market leading positions in fiber optic access and high-performance analog, as well as to continue our design win traction with our newest initiative into the fast growing 3G/4G wireless infrastructure market,” said Raouf Y. Halim, Mindspeed’s chief executive officer.

Outlook

Mindspeed expects fiscal first quarter of 2011 revenues to decline between 8 and 10 percent, or to approximately $41.2 million to $40.3 million, from the fiscal fourth quarter of 2010, excluding $2.5 million in expected patent sales in the fiscal first quarter of 2011 and $12.8 million in patent sales in the fiscal fourth quarter of 2010. The company expects fiscal first quarter of 2011 non-GAAP gross margin to be approximately 62.0 to 62.5 percent, excluding patent sales. The company also expects non-GAAP operating expenses to be approximately $23.0 million in the fiscal first quarter of 2011.

Fiscal Fourth Quarter 2010 Conference Call

Mindspeed will conduct a conference call announcing its fourth quarter fiscal 2010 results on Monday, November 1, 2010, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 800-593-9968 (domestic) or 210-795-2680 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 888-566-0497 (domestic) or 402-998-0664 (international). Replay will also be available in the Investors section of Mindspeed’s web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed Technologies, Inc. designs, develops and sells semiconductor solutions for communications applications in the wireline and wireless network infrastructure, which includes today's separate but interrelated and converging enterprise, broadband access, metropolitan and wide area networks. Our products are classified into three focused product families: communications convergence processing, high-performance analog and wide area networking communications. Our products are sold to original equipment manufacturers (OEMs) for use in a variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers, digital loop carrier equipment, IP private branch exchanges (PBXs), optical modules, broadcast video systems and wireless basestation equipment.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company's expectations, goals or intentions, including but not limited to, statements under the headings “Commentary” and “Outlook” regarding: the company’s planned market share expansion in fiber optic access and high-performance analog; anticipated continued design win success and traction in the 3G/4G wireless infrastructure market; and expected levels of revenues, gross margin and operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; constraints in the supply of wafers and other product components from our third-party manufacturers; fluctuations in the price of our common stock; cash requirements and terms and availability of financing; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; pricing pressures and other competitive factors; successful development and introduction of new products; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10-Q for the quarter ended July 2, 2010, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Year ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2010	2010	2009	2010	2009
			(As Adjusted)(*)		(As Adjusted)(*)
Net revenues:
Product	$44,819	$43,281	$34,743	$165,379	$121,552
Intellectual property	12,800	—	—	12,800	5,000
Total net revenues	57,619	43,281	34,743	178,179	126,552
Cost of goods sold:
Cost of goods sold, excluding asset impairments (a)(b)	16,543	15,501	13,084	59,840	46,314
Asset impairments (c)	—	—	—	—	3,667
Total cost of goods sold (a)(b)(c)	16,543	15,501	13,084	59,840	49,981

Gross margin	41,076	27,780	21,659	118,339	76,571

Operating expenses:
Research and development (a)	13,889	12,669	12,109	51,367	50,650
Selling, general and administrative (a)	11,247	10,147	9,877	41,419	41,582
Special charges (d)	1,974	(79)	—	2,684	6,896
Total operating expenses	27,110	22,737	21,986	95,470	99,128

Operating income/(loss)	13,966	5,043	(327)	22,869	(22,557)

Other expense, net	(499)	(73)	(910)	(1,393)	(2,075)

Income/(loss) before income taxes	13,467	4,970	(1,237)	21,476	(24,632)

Provision for income taxes	241	106	93	406	482

Net income/(loss)	$13,226	$4,864	$(1,330)	$21,070	$(25,114)

Net income/(loss) per share:
Basic	$0.42	$0.15	$(0.05)	$0.70	$(1.04)
Diluted (e)	$0.38	$0.15	$(0.05)	$0.65	$(1.04)

Weighted-average number of shares used in per share computation:
Basic	31,697	31,481	26,024	30,260	24,156
Diluted	35,965	36,075	26,024	34,579	24,156

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and twelve months ended October 2, 2009 was $0.4 million and $3.1 million, respectively. The increase in our net loss in the first twelve months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

(a) Includes stock-based compensation expense and related payroll costs.

(b) Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.1 million (October 2010), $0.2 million (July 2010) and $0.2 million (October 2009). For the twelve months ended October 1, 2010 and October 2, 2009, the favorable effect of such sales was $1.2 million and $1.5 million.

(c) Asset impairments include the write-down of the carrying value of technology developed by Ample Communications, Inc., which was previously acquired by the company ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million).

(d) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(e) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in the third quarter of fiscal 2010, fourth quarter of fiscal 2010 and fiscal year 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Year ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2010	2010	2009	2010	2009
			(As Adjusted)(*)		(As Adjusted)(*)
Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$41,121	$27,824	$21,687	$118,498	$80,489
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	45	44	18	159	86
Amortization of intangible assets (f)	—	—	—	—	155
Asset impairments (g)	—	—	—	—	3,667
Employee separation costs (h)	—	—	10	—	10
Gross margin	$41,076	$27,780	$21,659	$118,339	$76,571

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$13,599	$12,344	$11,972	$50,218	$49,930
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	290	248	114	1,072	767
Employee separation costs (h)	—	77	23	77	(47)
Research and development expenses	$13,889	$12,669	$12,109	$51,367	$50,650

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$10,490	$9,153	$9,140	$37,969	$39,184
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	757	735	347	3,177	1,829
Employee separation costs (h)	—	159	374	159	360
Legal settlement costs (i)	—	100	—	100	—
Reverse stock split costs (k)	—	—	—	—	(19)
Employee option exchange costs (l)	—	—	16	14	228
Selling, general and administrative expenses	$11,247	$10,147	$9,877	$41,419	$41,582

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$24,089	$21,497	$21,112	$88,187	$89,114
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	1,047	983	461	4,249	2,596
Employee separation costs (h)	—	236	397	236	313
Legal settlement costs (i)	—	100	—	100	—
Special charges (j)	1,974	(79)	—	2,684	6,896
Reverse stock split costs (k)	—	—	—	—	(19)
Employee option exchange costs (l)	—	—	16	14	228
Operating expenses	$27,110	$22,737	$21,986	$95,470	$99,128

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Income/(Loss)
Non-GAAP operating income/(loss)	$17,032	$6,327	$575	$30,311	$(8,625)
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation and related payroll costs	1,092	1,027	479	4,408	2,682
Amortization of intangible assets (f)	—	—	—	—	155
Asset impairments (g)	—	—	—	—	3,667
Employee separation costs (h)	—	236	407	236	323
Legal settlement costs (i)	—	100	—	100	—
Special charges (j)	1,974	(79)	—	2,684	6,896
Reverse stock split costs (k)	—	—	—	—	(19)
Employee option exchange costs (l)	—	—	16	14	228
Operating income/(loss)	$13,966	$5,043	$(327)	$22,869	$(22,557)

Reconciliation of Non-GAAP Other Income/(Expense), Net to GAAP Other Expense, Net
Non-GAAP other income/(expense), net	$(399)	$26	$(564)	$(861)	$(1,733)
Items excluded from non-GAAP other income/(expense), net:
Gain on debt extinguishment (m)	—	—	—	—	1,121
Non-cash interest expense on convertible senior notes (n)	(100)	(99)	(346)	(532)	(1,463)
Other expense, net	$(499)	$(73)	$(910)	$(1,393)	$(2,075)

Reconciliation of Non-GAAP Net Income/(Loss) to GAAP Net Income/(Loss)
Non-GAAP net income/(loss)	$16,392	$6,247	$(82)	$29,044	$(10,840)
Items excluded from non-GAAP net income/(loss):
Stock-based compensation and related payroll costs	1,092	1,027	479	4,408	2,682
Amortization of intangible assets (f)	—	—	—	—	155
Asset impairments (g)	—	—	—	—	3,667
Employee separation costs (h)	—	236	407	236	323
Legal settlement costs (i)	—	100	—	100	—
Special charges (j)	1,974	(79)	—	2,684	6,896
Reverse stock split costs (k)	—	—	—	—	(19)
Employee option exchange costs (l)	—	—	16	14	228
Gain on debt extinguishment (m)	—	—	—	—	(1,121)
Non-cash interest expense on convertible senior notes (n)	100	99	346	532	1,463
Net income/(loss)	$13,226	$4,864	$(1,330)	$21,070	$(25,114)

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net Income/(Loss) Per Share
Net income/(loss) per share, basic:
Non-GAAP net income/(loss)	$0.52	$0.20	$(0.00)	$0.96	$(0.45)
Adjustments	(0.10)	(0.05)	(0.05)	(0.26)	(0.59)
Net income/(loss)	$0.42	$0.15	$(0.05)	$0.70	$(1.04)

Net income per share, diluted:
Non-GAAP net income (o)	$0.46	$0.18		$0.87
Adjustments	(0.08)	(0.03)		(0.22)
Net income (o)	$0.38	$0.15		$0.65

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and twelve months ended October 2, 2009 was $0.4 million and $3.1 million, respectively. The increase in our net loss in the first twelve months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

(f) Amortization of intangible assets reflects amortization expense on purchased intangibles from the acquisition of certain of the assets of Ample in the fourth quarter of fiscal 2007.

(g) Asset impairments include the write-down of the carrying value of technology developed by Ample ($2.3 million), certain Ample related inventory ($1.0 million) and certain manufacturing related fixed assets ($0.3 million) performed in the second quarter of fiscal 2009.

(h) Employee separation costs consist of severance benefits payable to certain former employees of the company as a result of organizational changes.

(i) Legal settlement costs consists of amounts paid to settle a dispute with the former landlord of our corporate headquarters.

(j) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(k) Reverse stock split costs consist of the costs incurred to effect and account for the reverse stock split.

(l) Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.

(m) Gain on debt extinguishment represents the gain we recorded in connection with extinguishing portions of our convertible debt instrument.

(n) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company’s 3.75% and 6.5% convertible senior notes.

(o) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in the third quarter of fiscal 2010, fourth quarter of fiscal 2010 and fiscal year 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, asset impairments, amortization of intangible assets, legal settlement costs, employee separation costs, costs related to our reverse stock split and employee option exchange program, the effects of special charges such as asset impairments and restructuring charges, gain on extinguishment of debt and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We also discuss certain non-GAAP measures excluding patent sales as a supplement to financial results based on GAAP. The sale of patents in the fiscal fourth quarter of 2010 impacted our net revenue, gross margin, operating expenses and provision for income taxes. Information needed to reconcile our non-GAAP financial measures excluding the impact of patent sales is provided within the text of our earnings release.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income/(loss), other income/(expense), net, net income/(loss) and net income/(loss) per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. We also use certain non-GAAP measures excluding patent sales for the same reasons that we use the underlying non-GAAP measures.

Non-GAAP gross margin excludes stock-based compensation expense and related payroll costs, amortization of intangible assets, asset impairments and employee separation costs. Non-GAAP research and development expenses excludes stock-based compensation and related payroll costs and employee separation costs. Non-GAAP selling, general and administrative expenses excludes stock-based compensation and related payroll costs, employee separation costs, legal settlement costs, reverse stock split costs and employee option exchange costs. Non-GAAP operating expenses excludes stock-based compensation expense and related payroll costs, employee separation costs, legal settlement costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP operating income/(loss) excludes stock-based compensation expense and related payroll costs, employee separation costs, amortization of intangible assets, asset impairments, legal settlement costs, special charges, reverse stock split costs and employee option exchange costs. Non-GAAP other income/(expense), net, excludes gain on extinguishment of debt and non-cash interest expense on our convertible senior notes. Non-GAAP net income/(loss) and non-GAAP net income/(loss) per share exclude stock-based compensation expense and related payroll costs, amortization of intangible assets, asset impairments, employee separation costs, legal settlement costs, special charges, reverse stock split costs, employee option exchange costs, gain on extinguishment of debt and non-cash interest expense on our convertible senior notes. We further exclude patent sales from non-GAAP net revenue, gross margin, operating expenses and provision for income taxes.

We exclude stock-based compensation and related payroll costs from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude the amortization of intangible assets and asset impairments from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude special charges, employee separation costs, legal settlement costs, reverse stock split costs, costs related to our employee option exchange program and non-cash interest expense on our convertible senior notes because they include restructuring charges, asset impairments or other significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude gain on debt extinguishment because it is considered by management to be outside our core operating activities. We exclude patents in order to provide investors with the ability to compare our current financial results with those of previous periods and provide consistency in our financial reporting.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, amortization of intangible assets, asset impairments, our reverse stock split, our employee option exchange program, employee separation costs, legal settlement costs, special charges, gain on extinguishment of debt and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	October 1,	October 2,
	2010	2009
		(As Adjusted)(*)
ASSETS
Current Assets
Cash and cash equivalents	$43,685	$20,891
Receivables, net	25,678	7,662
Inventories	10,205	10,902
Deferred tax assets - current	2,264	1,574
Prepaid expenses and other current assets	3,035	2,529
Total current assets	84,867	43,558

Property, plant and equipment, net	12,700	11,018
License agreements	9,887	6,505
Other assets	1,230	1,382
Total assets	$108,684	$62,463

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$9,303	$6,338
Accrued compensation and benefits	9,336	5,788
Accrued income taxes	1,503	525
Deferred income on sales to distributors	5,199	2,604
Deferred revenue	658	1,106
Restructuring	710	448
Convertible senior notes – short term	—	10,349
Other current liabilities	4,396	2,177
Total current liabilities	31,105	29,335

Convertible senior notes – long term	13,810	13,415
Other liabilities	2,133	823
Total liabilities	47,048	43,573

Stockholders' equity	61,636	18,890
Total liabilities and stockholders' equity	$108,684	$62,463

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and twelve months ended October 2, 2009 was $0.4 million and $3.1 million, respectively. The increase in our net loss in the first twelve months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Year ended
	October 1,	October 2,
	2010	2009
		(As Adjusted)(*)
Cash Flows From Operating Activities
Net income/(loss)	$21,070	$(25,114)
Adjustments required to reconcile net income/(loss) to the net cash provided by/(used in) operating activities:
Depreciation and amortization	6,293	6,106
Asset impairments	828	5,498
Restructuring charges	1,856	4,031
Stock compensation	4,239	2,675
Inventory provisions	1,497	657
Deferred income tax	(847)	—
Gain on debt extinguishment	—	(1,121)
Amortization of debt discount on convertible senior notes	546	1,463
Other non-cash items, net	255	174
Changes in assets and liabilities:
Receivables	(17,986)	6,903
Inventories	(800)	4,628
Accounts payable	1,430	(5,069)
Deferred income on sales to distributors	2,595	(2,265)
Restructuring	(1,283)	(3,391)
Accrued expenses and other current liabilities	4,458	(1,379)
Other	(944)	819

Net cash provided by/(used in) operating activities	23,207	(5,385)

Cash Flows From Investing Activities
Capital expenditures	(8,027)	(8,058)

Net cash used in investing activities	(8,027)	(8,058)

Cash Flows From Financing Activities
Gross proceeds from sale of equity	18,300	8,947
Offering costs from sale of equity	(1,307)	—
Extinguishment of convertible debt	(10,500)	(17,320)
Payments made on capital lease obligations	(470)	—
Borrowings under line of credit	7,000	—
Payments made on borrowings under line of credit	(7,000)	—
Debt issuance costs	—	(256)
Exercise of options and warrants	1,564	—

Net cash provided by/(used in) financing activities	7,587	(8,629)

Effect of foreign currency exchange rates on cash	27	(70)

Net increase/(decrease) in cash and cash equivalents	22,794	(22,142)
Cash and cash equivalents at beginning of period	20,891	43,033

Cash and cash equivalents at end of period	$43,685	$20,891

(*) On October 3, 2009, the Company adopted FASB ASC 470-20 for the accounting of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlements). In accordance with this standard, our prior period financial statements have been adjusted to record a debt discount for the conversion feature and the subsequent amortization to interest expense. The associated increase in our net loss for the three and twelve months ended October 2, 2009 was $0.4 million and $3.1 million, respectively. The increase in our net loss in the first twelve months of fiscal 2009 represents both amortization of the debt discounts as well as a reduction in the gain we recorded on our debt extinguishments.

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Year ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2010	2010	2009	2010	2009

Gross margin %	71%	64%	62%	66%	61%

Cash provided by/(used in):
Operating activities	$12,722	$3,784	$2,267	$23,207	$(5,385)
Investing activities	(3,082)	(1,898)	(2,126)	(8,027)	(8,058)
Financing activities	4	865	8,947	7,587	(8,629)
Effect of foreign currency on cash	(66)	8	(68)	27	(70)
Net increase/(decrease) in cash	$9,578	$2,759	$9,020	$22,794	$(22,142)

Depreciation	$1,143	$1,232	$1,256	$4,796	$5,063
Capital expenditures	2,224	1,976	1,232	7,348	4,510

Revenues by region:
Americas	$18,318	$10,472	$9,059	$45,296	$37,102
Europe	4,012	2,977	2,807	12,849	12,185
Asia-Pacific	35,289	29,832	22,877	120,034	77,265
	$57,619	$43,281	$34,743	$178,179	$126,552

Revenues by product line:
Communications convergence processing products	$18,977	$17,823	$14,240	$66,923	$49,452
High-performance analog products	14,869	14,332	10,405	54,311	39,084
WAN communications products	10,973	11,126	10,098	44,145	33,016
Total net product revenues	44,819	43,281	34,743	165,379	121,552
Intellectual property	12,800	—	—	12,800	5,000
Total net revenues	$57,619	$43,281	$34,743	$178,179	$126,552

CONTACT:
Press Relations Contact:
Magnet PR Group
Lisa Briggs, 949-305-5131
lisab@magnetprgroup.com
or
Investor Relations Contact:
Mindspeed Technologies, Inc.
Andrea D. Williams, 949-579-3111